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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of OptiCare Health Systems, Inc. on Form S-4 of our report related to the consolidated financial statements of OptiCare Health Systems, Inc. and subsidiaries as of December 31, 1999 and for the year then ended, dated March 24, 2000, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such Joint Proxy Statement/Prospectus.


/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
May 10, 2000











INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of OptiCare Health Systems, Inc. on Form S-4 of our report related to the combined financial statements of OptiCare Eye Health Centers, Inc. and Affiliate dated March 26, 1999, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such Joint Proxy Statement/Prospectus.


/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
May 10, 2000